SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 1, 2006
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                    International Thoroughbred Breeders, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                   0-9624                 22-2332039
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(State or other jurisdiction      (Commission           (I.R.S. Employer
     of incorporation)            File Number)          Identification No.)


  Suite 1300, 1105 N. Market St., PO Box 8985, Wilmington, Delaware, 19899-8985
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (302) 427-7599
                                                           --------------

                                 NOT APPLICABLE
          (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-14(c))




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                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES


Item 8.01 Other Events.

On February 1, 2006, International Thoroughbred Breeders, Inc. ("Company") indefinitely suspended operations of its vessel the "Big Easy" until further notice and released Big Easy employees so as to permit them to receive unemployment benefits and conserve operating capital for the Company.

The Company had requested an extension from the United States Coast Guard to complete the installation of bulkhead insulation on-board the vessel because the contractor doing the work was unavailable until mid-February 2006. However, the Coast Guard denied the request. As a result, the Coast Guard has removed the vessel's Certificate of Inspection until the installation is completed. In order to re-commence operations, the Company will be required to complete the installation of a bulkhead insulation on-board the vessel. The Company expects that work to be completed this month.

Furthermore, the Coast Guard requires that each person working on-board a United States-flagged vessel such as Big Easy be issued a Merchant Marine Card. In the Company's experience, the normal turnaround for these applications had been less than six weeks. However, at present, approximately 100 applications remain unapproved twelve weeks or longer following submission. Due to this unforeseen delay, a significant number of the Company's personnel was unable to obtain Merchant Marine Cards, which resulted in a lack of staffing to meet minimum muster requirements for its cruises of the Big Easy.

The Company believes the Big Easy's operating results since its launch have been adversely affected due to a variety of factors, including unforeseen delays in obtaining vessel certification, inability to obtain the required certifications for its personnel from the U.S. Coast Guard, and the occurrence of Hurricane Wilma, which devastated the region in which the Big Easy operates.

The February 1, 2006 Coast Guard decision, coupled with an inadequate number of personnel due to Coast Guard administrative delays, is the latest in a series of unforeseen business circumstances which have limited management's ability to introduce the Big Easy to the market and necessitated the suspension of Big Easy commercial cruise operations indefinitely.

The Company intends to explore all its options including changing the Big Easy from a U.S. to a foreign flag vessel which would require less administrative dependency on the U. S. Coast Guard. Relocation of the Big Easy to a new domestic or foreign port will also be explored.

The foregoing actions will not affect the Palm Beach Princess, which will continue full service.

The Company has made forward-looking statements in this Form 8-K, including the information concerning possible or assumed future results of our operations and those preceded by, followed by or that include words such as "should," "anticipates," "believes," "expects," "intends" or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that the following important factors, in addition to those discussed elsewhere in the Company's SEC filings, including its most recent Form 10-K, could affect its future results and could cause those results to differ materially from those expressed in the forward-looking statements: (a) the Company's ability to complete the bulkhead installation in a




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                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES


timely fashion, (b) the Company's ability to obtain Merchant Marine Cards in the future, (c) the success of a re-launch of the Big Easy, and (d) the Company's ability to change the flag of the vessel and benefits that would arise from such change.

                          [THE SIGNATURE PAGE FOLLOWS.]



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                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES


                                   SIGNATURES

     Pursuant to the requirements of the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 INTERNATIONAL THOROUGHBRED
                                 BREEDERS, INC.

                                 By:/s/Francis W. Murray
                                    -----------------------------------------
                                       Francis W. Murray
                                       President, Chief Executive Officer and
                                       Treasurer


Date: February 3, 2006
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